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EXHIBIT 16



BDO LETTERHEAD


                                BDO SEIDMAN, LLP
                          Accountants and Consultants
                         3200 Bristol street, 4th Floor
                          Costa Mesa, California 92626
                            Telephone (714) 957-3200
                               Fax (714) 957-1080






June 3, 2002




Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549



Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 3, 2002, to be filed by our former client, Dippy Foods, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.




Very truly yours,



/s/ BDO Seidman, LLP